UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

(312) (651-1400)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement

On August 6, 2025, Adtalem Global Education Inc. (“Adtalem”) entered into Amendment No. 4 to Credit Agreement and Incremental Assumption Agreement (the “Amendment”), by and among Adtalem, the other guarantors party thereto, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, which amended our Credit Agreement, dated as of August 12, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time), in order to, among other things, (i) increase available commitments under our revolving facility by $100.0 million (resulting in aggregate outstanding commitments of $500.0 million under the revolving facility after giving effect to the Amendment), (ii) extend the maturity and commitment termination date of our revolving facility to August 6, 2030 (subject to an earlier springing maturity if we do not refinance, redeem or repay certain other material indebtedness on the date that is 91 days prior to the stated maturity thereof) and (iii) reduce the pricing on any drawn revolving loans to, at our option, SOFR plus an applicable margin ranging from 2.25% to 3.00% or an alternate base rate plus an applicable margin ranging from 1.25% to 2.00% depending on Adtalem’s net first lien leverage ratio for such period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1, and is incorporated herein by reference.

Item 2.02             Results of Operations and Financial Condition

On August 7, 2025, Adtalem issued a press release announcing its fourth quarter and full year fiscal 2025 academic, operating and financial results. The press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Adtalem under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this Form 8-K and related press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned not to place undue reliance on such forward-looking statements. We caution you that these factors may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

Item 9.01            Financial Statements and Exhibits

4.1

Amendment No. 4 to Credit Agreement and Incremental Assumption Agreement, dated as of August 6, 2025, among Adtalem Global Education Inc., the other guarantors party thereto, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

99.1	Press Release of Adtalem Global Education Inc., dated August 7, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. Adtalem will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Robert J. Phelan
Robert J. Phelan
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: August 7, 2025